Exhibit 3.2

BYLAWS OF GREEN STREAM HOLDINGS, INC.

(A California Corporation)

ARTICLE I — NAME OF THE CORPORATION

The name of the corporation shall be Green Stream Holdings, Inc.

ARTICLE II — DURATION

The corporation shall have perpetual existence.

ARTICLE III — PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the California Corporations Code.

ARTICLE IV — AUTHORIZED CAPITAL STOCK

•	The aggregate number of shares the corporation is authorized to issue is 1,012,000,000, consisting of:
o	1,000,000,000 shares of common stock, par value $0.001 per share
o	12,000,000 shares of preferred stock, par value $0.001 per share, divided into Series A, Series B, and Series C Convertible Preferred Stock
•	The Board of Directors may impose restrictions on the transfer of capital stock as deemed necessary or as required by law.
•	Shares may be issued for money, property, services rendered, labor done, cash advances, or other assets of value as determined by the Board of Directors. All shares, when issued, shall be fully paid and non-assessable.

ARTICLE V — COMMON STOCK

•	Holders of common stock possess all rights as shareholders, except as limited by the preferences, privileges, voting powers, restrictions, and limitations of the preferred stock.

ARTICLE VI — PREFERRED STOCK

Section 1. Authority of the Board of Directors

•	The Board of Directors is authorized to divide preferred stock into series and to fix and determine the relative rights and preferences of each series by resolution. The Board may increase or decrease the number of shares in any series, provided no shares of such series are outstanding at the time.

Section 2. Series A Convertible Preferred Stock

•	Designation: Up to 1,000,000 shares designated as Series A Convertible Preferred Stock.
•	Dividends: May be declared by the Board and paid out of legally available funds.
•	Liquidation Preference: None.
•	Voting Rights: Holders have voting rights on all corporate matters, calculated on an “as if converted” basis.
•	Conversion Rights: 1,000 shares of Series A may be converted into 1 share of common stock, subject to the 9.99% beneficial ownership limitation.
•	Amendments: Amendments affecting Series A require the affirmative vote of the majority of Series A holders.
•	Redemption Rights: None.

Section 3. Series B Convertible Preferred Stock

•	Designation: Up to 1,000,000 shares designated as Series B Convertible Preferred Stock.
•	Voting Rights: The 1,000,000 shares of Series B Preferred Stock shall have, in the aggregate, the right to vote on all shareholder matters equal to 99% of the total shareholder vote, regardless of the number of shares of Common Stock or other voting stock issued and outstanding in the future. As of the date of these bylaws, this represents 600,000,000,000 votes, based on 435,239,703 shares of Common Stock outstanding. The Series B Preferred Stock shall be entitled to this 99% voting right as a class, and this right shall not be diluted or reduced by the issuance of additional shares of Common Stock or other voting securities.
•	Conversion Rights: The Series B Preferred Stock shall have no conversion rights.
•	Ownership and Voting Control: 600,000 shares of Series B Convertible Preferred Stock are held by the We Work Revocable Trust.
•	Dividends: May be declared by the Board and paid out of legally available funds.
•	Liquidation Preference: None.
•	Redemption Rights: None.
•	Amendments: Amendments affecting Series B require the affirmative vote of the majority of Series B holders.

Section 4. Series C Convertible Preferred Stock

•	Designation: Up to 10,000,000 shares designated as Series C Convertible Preferred Stock.
•	Dividends: May be declared by the Board and paid out of legally available funds.
•	Liquidation Preference: None.
•	Voting Rights: Holders have voting rights on all corporate matters, calculated on an “as if converted” basis.
•	Conversion Rights: 1,000 shares of Series C may be converted into 1 share of common stock, subject to the 9.99% beneficial ownership limitation.

•	Amendments: Amendments affecting Series C require the affirmative vote of the majority of Series C holders.
•	Redemption Rights: None.

Section 5. Conversion Limitations

•	No holder of Series A or C Convertible Preferred Stock may convert any portion if, after conversion, the holder and its affiliates would own more than 9.99% of the outstanding common stock. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

ARTICLE VII — CUMULATIVE VOTING

•	Cumulative voting for the election of directors is not permitted.

ARTICLE VIII — PREEMPTIVE RIGHTS

•	No holder of any stock shall be entitled, as a matter of right, to purchase, subscribe for, or otherwise acquire any new or additional shares, options, warrants, or securities convertible into shares unless specifically authorized by the Board of Directors.

ARTICLE IX — BOARD OF DIRECTORS

•	The governing board shall be known as directors. The number of directors may be increased or decreased as permitted by the bylaws, but shall not be fewer than one.

ARTICLE X — SHAREHOLDER VOTING ON CORPORATE ACTIONS

•	Any action required or permitted by California law to be taken at a shareholders’ meeting may be taken without a meeting if written consents are signed by holders of at least the minimum number of shares required to authorize the action.

•	The affirmative vote or concurrence of holders of at least 50% of the outstanding shares entitled to vote is required for all transactions requiring shareholder approval.

ARTICLE XI — INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, FIDUCIARIES, AND AGENTS

•	The corporation shall indemnify, to the fullest extent permitted by California law, any person who is or was a director, officer, employee, fiduciary, or agent, or who serves at the request of the corporation in such capacity for another entity or employee benefit plan, against all liability and expense (including attorneys’ fees) incurred by reason of such service.
•	The corporation shall advance expenses in advance of final disposition of any proceeding, to the maximum extent permitted by law.
•	Any repeal or modification of this indemnification provision shall not adversely affect any right or protection existing at the time of such repeal or modification.

ARTICLE XII — LIMITATIONS OF LIABILITY

•	Directors shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty, except for liability (i) for breach of loyalty, (ii) for acts not in good faith or involving intentional misconduct or knowing violation of law, or (iii) for transactions from which the director derived an improper personal benefit.
•	Any repeal or modification of this provision shall not adversely affect any right or protection existing at the time of such repeal or modification.

ARTICLE XIII — REGISTERED AGENT AND PRINCIPAL OFFICE

•	The corporation shall maintain a registered agent and office in California as required by law. The principal office shall be as designated by the Board of Directors.

ARTICLE XIV — SEVERABILITY

•	If any provision of these bylaws is found invalid or unenforceable, the remaining provisions shall remain in effect.

ARTICLE XV — AMENDMENTS

•	These bylaws may be amended or repealed by the Board of Directors or shareholders, subject to any limitations imposed by law, the Articles of Incorporation, or these bylaws. Amendments affecting preferred stock require the affirmative vote of the majority of the relevant series.

ARTICLE XVI — CERTIFICATION

•	The undersigned certifies that these bylaws were adopted by the Board of Directors of Green Stream Holdings, Inc. on ____________, and are in full force and effect.

This document is a direct conversion of your Wyoming articles of incorporation into California bylaws, preserving all articles, amendments, and preferred stock provisions, including Series B voting rights and conversion formulas, and integrating your requested language. Please review with a California corporate attorney for compliance and completeness before adoption.